UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Insys Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 500-3127

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock, $0.01 Par Value Per Share	INSY	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, John A. McKenna, Jr. was appointed to the Board of Directors (the "Board") of Insys Therapeutics, Inc. (the "Company"), effective immediately.

Mr. McKenna most recently served as managing director and co-head of Miller Buckfire & Co., an investment bank and advisory firm which is wholly owned by Stifel Financial. Over the course of seven years, Mr. McKenna progressed through multiple roles at global investment bank, Houlihan Lokey, Inc. before joining Wasserstein Perella & Co. in 1998. Mr. McKenna returned to Houlihan Lokey, Inc. in 1999 and served until 2006, becoming managing director and co-head of the Eastern Region. Mr. McKenna has also served on the board of directors at CHC Helicopter, where he was chairman of the audit committee, US Airways Group, where he was a member of the audit committee, Haights Cross Communications, Inc., and Gate Gourmet Group Holdings LLC., where he was chairman of the compensation committee. He currently serves on the boards of the New York Chapter of the Cystic Fibrosis Foundation and Beyond Capital Fund. Mr. McKenna holds a bachelor’s degree in Government and Economics from Claremont McKenna College.

Mr. McKenna will serve as a member of the Board's Restructuring Committee. There are no family relationships between Mr. McKenna and any director or other executive officer of the Company nor are there any transactions between Mr. McKenna or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. McKenna and any other persons or entities pursuant to which Mr. McKenna was appointed as a director of the Company.

Mr. McKenna will receive cash compensation for his Board service as follows: (i) $180,000 as an annual board retainer, (ii) $50,000 as an annual retainer for his service as a member of the Restructuring Committee of the Board, and (iii) $1,500 per meeting, not to exceed $50,000 per year.   The Company also expects to enter into the Company’s standard director indemnification agreement with Mr. McKenna.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	Insys Therapeutics, Inc.

	By:	/s/ Andrece Housley
Andrece Housley
Chief Financial Officer